SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2007

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26071	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Washington Street, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

(203) 852-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

EDGAR Online, Inc. (the “Company”) announced that effective July 31, 2007 (the “Effective Date”), Philip D. Moyer has become Chief Executive Officer of the Company and Mark Maged has become Chairman of the Board of Directors. Messrs. Moyer and Maged replace these positions held previously by Susan Strausberg, the Company’s founder. Ms. Strausberg remains on the Company’s Board of Directors.

Mr. Moyer, who will retain his title as President, was also appointed as a member of the Board of Directors, which was expanded by the Board of Directors to eight members. Mr. William J. O’Neill, Jr. was appointed to, and replaced Mr. Maged as the chairman of the Compensation Committee.

Philip D. Moyer became the Company’s President on April 16, 2007. Mr. Moyer has fifteen years of experience at Microsoft (NASDAQ: MSFT) directly managing large teams in sales, consulting, support, partner channels and technology. Mr. Moyer began his career at Microsoft as a systems engineer and account executive. Mr. Moyer then moved to Microsoft Consulting Services where he received multiple performance awards including the Top Managing Consultant Award, Mid Atlantic in 1997. Following that Mr. Moyer became General Manager of Microsoft Services, Partners & Technology where he was responsible for software sales and consulting services. In 2002, Mr. Moyer became General Manager for Global Customers focusing on Microsoft’s largest global customers such as Price Waterhouse Coopers and Deloitte Touche Tohmatsu. His last position at Microsoft was General Manager for the Professional Services Industry which he founded and managed. After leaving Microsoft in 2005, Mr. Moyer spent two years as an early stage investor, Entrepreneur in Residence and Advisory Board Member for Safeguard Scientifics, Inc. (NASDAQ: SFE).

Mark Maged has been a member of the Company’s Board of Directors since March 1999. Since 1992, Mr. Maged, either individually or as Chairman of MJM Associates, LLC, has engaged in various private investment banking activities in the U.S. and internationally. From September 1995 through May 2000, Mr. Maged was chairman of Internet Tradeline, Inc. Mr. Maged received a B.S.S. from the College of the City of New York and an M.A. and L.L.B. from Harvard University.

Pursuant to the terms of the Amended and Restated Employment Agreement with Ms. Strausberg dated June 14, 2007 (the “Agreement”), the Company will pay Ms. Strausberg’s base salary and commutation allowance less applicable tax withholdings and deductions, through June 14, 2010. This amount will be paid out in accordance with the Company’s regularly scheduled payroll periods. In addition, the Company will maintain Ms. Strausberg’s health benefits for the next 18 months.

To the extent not already vested, all of Ms. Strausberg’s 249,000 stock options vested as of the Effective Date. The term of these stock options will continue until the earlier of the end of their original grant date or five years from the Effective Date.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 31, 2007, of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2007	EDGAR ONLINE, INC.

/s/ Philip D. Moyer
Philip D. Moyer
Chief Executive Officer and President

EXHIBIT 99.1

Press Release of July 31, 2007 of the Registrant